EXHIBIT B

                                    AGREEMENT


     THIS AGREEMENT, dated as of May 1, 1996, is made by and between Isolyser Company, Inc., a Georgia corporation ("ICI"), Micro Partners, L.P. ("Micro Partners") and The KB Mezzanine Fund, L.P. (the "Stockholder").

     The Stockholder has voting power with respect to the number of shares of Common Stock, $.01 par value ("Common Stock" or "Shares"), of Microtek Medical, Inc. ("MMI") set forth by the Stockholder's signature hereto. On April 30, 1996, Micro Partners transferred those shares of Common Stock to the Stockholder.

     On March 15, 1996, Micro Partners entered into an Agreement with ICI which Agreement included terms substantially similar to those set forth herein. The Stockholder has entered into this Agreement in consideration of the distribution by Micro Partners to its limited and general partners of the Common Stock owned by Micro Partners.

     Accordingly, the parties hereto agree as follows:

     1.  Voting of Shares.  The Stockholder hereby appoints ICI his/its proxy,
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with full power of substitution and revocation, for and in the name, place and stead of the Stockholder, to vote upon and act with respect to all of the Shares standing in the name of the Stockholder or with respect to which the Stockholder is entitled to vote and act at the MMI stockholders' meeting referenced in
Section 5.8 of the Agreement and Plan of Merger, dated March 15, 1996 (the "Merger Agreement"), pursuant to which a subsidiary of ICI has agreed, subject to certain terms and conditions, to merge into MMI (the "Merger"), or at any adjournment thereof, and the Stockholder directs that his/its proxy be voted in favor of the Merger as contemplated by Section 5.11(c) of the Merger Agreement. The Stockholder hereby revokes any proxy or proxies heretofore given to vote upon or act with respect to the Shares and hereby ratifies and confirms all that said proxy, its substitutes, or any of them, may lawfully do by virtue hereof. The Stockholder further covenants not to seek to assert any appraisal or dissenters' right (to the extent applicable) in respect of the Merger. This proxy shall be irrevocable and shall survive the death, disability or bankruptcy, or with respect to non-natural persons: the bankruptcy, merger, dissolution or liquidation, of the Stockholder. Notwithstanding the foregoing, this proxy shall be subject to revocation and of no further force or effect in the event that (i) the Merger Agreement is terminated as a result of the provisions of Section 9.1(a) thereof or (ii) both (A) the Merger Agreement is terminated as a result of the provisions of Section 9.1(f) or 9.1(g) thereof and
(B) MMI has paid ICI the fee set forth in Section 9.2(b) of the Merger
Agreement.

     2.   Representation and Warranties of the Stockholder.  The Stockholder
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hereby represents and warrants to, and covenants with ICI that:



















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     (a)  The Stockholder is the sole record and beneficial owner of the number of Shares listed opposite such Stockholder's signature hereto; no person has a right to acquire or direct the disposition, or holds a proxy or other right to vote or direct the vote, of such Shares. Other than this Agreement and the Merger Agreement, there is no option, warrant, right, call, proxy, agreement, commitment or understanding of any nature whatsoever, fixed or contingent, that directly or indirectly (i) calls for the sale, pledge or other transfer or disposition of any of such Stockholder's Shares, any interest therein or any rights with respect thereto, or relates to the voting, disposition or control of such Shares (except under pledge agreements with commercial lenders, copies of which have been furnished to ICI), or (ii) obligates such Stockholder to grant, offer or enter into any of the foregoing.

     (b) The Stockholder has the full right, power, authority and legal capacity to enter into this Agreement, and this Agreement has been duly and validly executed and delivered by such Stockholder and constitutes a valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms.

     (c)  Securities Act Representations.  The Stockholder hereby agrees and
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represents to ICI that such Stockholder has been advised that the offering, sale and delivery of ICI Common Stock pursuant to the Merger shall be registered under the Securities Act on a registration statement on Form S-4. Such Stockholder has also been advised, however, that to the extent such stockholder is considered an "affiliate" of MMI at the time the Agreement is submitted for a vote of stockholders of MMI, any public offering or sale by such Stockholder of any ICI Common Stock received by such Stockholder in the Merger will, under current law, require compliance with Rule 145 promulgated by the SEC under the Securities Act or the availability of another exemption from registration under the Securities Act. Such Stockholder is familiar with and agrees to comply with such requirements. Such Stockholder understands that ICI shall place a legend on the certificate of such Stockholder's ICI Common Stock to ensure compliance with the Securities Act and rules thereunder.

     (d)  Pooling Act Representations.  The Stockholder will not offer to sell,
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transfer or otherwise dispose of any of the shares of MMI Common Stock or ICI
Common Stock issued to such Stockholder beginning thirty (30) days prior to the Closing Date and, to the extent the Stockholder is considered an "affiliate" of MMI, continuing until such time as financial results covering a period of at least thirty (30) days of combined operations of ICI and MMI have been published in accordance with Section 5.10 of the Agreement.

     3.   Representations and Warranties of ICI.  ICI represents and warrants
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that:























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     (a)  It has the corporate power to execute, deliver and perform this
Agreement and to consummate the transactions contemplated hereby.

     (b) It has taken all corporate action necessary to authorize its execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby; and that this Agreement has been duly and validly executed and delivered by ICI and constitutes a valid and binding obligation of ICI.

     4.  Binding Effect; Assignment.  This Agreement shall inure to the benefit
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of and be binding upon the parties and their respective heirs, personal representatives, successors and permitted assigns.

     5.  Injunctive Relief; Remedies Cumulative.  Each party hereto acknowledges
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that the other parties will be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreements of such party that are contained in this Agreement. It is accordingly agreed that, in addition to any other remedies that may be available to the non-breaching party or parties upon the breach by any other party of such covenants and agreements, the non-breaching party or parties shall have the right to obtain injunctive relief to restrain any breach or threatened breach of such covenants or agreements or otherwise to obtain specific performance of any of such covenants or agreements. No remedy conferred upon or reserved to any party herein is intended to be exclusive of any other remedy, and every remedy shall be cumulative and in addition to every other remedy herein or now or hereafter existing at law, in equity or by statute.

     6.  Governing Law.  This Agreement shall be governed by and construed in
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accordance with the laws of the State of Delaware, without regard to the law of conflicts of laws thereof.

     7.  Counterparts.  This Agreement may be executed in one or more
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counterparts, all of which together shall constitute a single agreement.


































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     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be signed as of the date first above written.


                              ISOLYSER COMPANY, INC.


                              By: ______________________________
                                   Name:
                                   Title:



                              MICRO PARTNERS, L.P.

                              By:  Micro General, Inc.



                                   By: ________________________
                                         Name:
                                         Title:



                              KB MEZZANINE FUND, L.P.



                              By: ________________________
                                    Name:
                                    Title:



                              No. of Shares: ___________________